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                                                                   Exhibit 10.21

                         COLUMBIA SPORTSWEAR COMPANY(R)
                        1999 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I-PURPOSE

        1.01.  Purpose

ARTICLE II-DEFINITIONS

        2.01.  Compensation
        2.02.  Eligible Employee
        2.03.  Subsidiary Corporation
        2.04.  Offerings

ARTICLE III-ELIGIBILITY AND PARTICIPATION

        3.01.  Initial Eligibility.
        3.02.  Commencement of Participation
        3.03.  Restrictions on Participation.

ARTICLE IV-OFFERINGS

        4.01.  Quarterly Offerings.

ARTICLE V-PAYROLL DEDUCTIONS

        5.01.  Amount of Deduction.
        5.02.  Participant's Account.
        5.03.  Changes in Payroll Deductions.
        5.04.  Leave of Absence.

ARTICLE VI-GRANTING OF OPTIONS

        6.01.  Number of Option Shares.
        6.02.  Purchase Price.

ARTICLE VII-EXERCISE OF OPTIONS

        7.01.  Automatic Exercise.
        7.02.  Withdrawal of Account.
        7.03.  Fractional Shares.

ARTICLE VIII-WITHDRAWAL

        8.01.  In General.

        8.02.  Effect on Subsequent Participation.
        8.03.  Termination of Employment.
        8.04.  Leave of Absence

ARTICLE IX-INTEREST

        9.01.  Payment of Interest

ARTICLE X-STOCK

        10.01. Maximum Shares.

        10.02. Participant's Interest in Option Stock.
        10.03. Registration of Stock.
        10.04. Restrictions on Exercise.

ARTICLE XI-ADMINISTRATION

        11.01. Administration of the Plan.

ARTICLE XII-CUSTODIANSHIP

        12.01. Delivery and Custody of Shares
        12.02. Records and Statements



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ARTICLE XIII-MISCELLANEOUS

        13.01. Transferability.
        13.02. Use of Funds

        13.03. Adjustment Upon Changes in Capitalization.
        13.04. Effective Date.
        13.05. No Employment Rights.

        13.06. Governing Law.
        13.07. Expense of the Plan.

        13.08. Dividends and Other Distributions.
        13.09. Voting and Shareholder Communications.
        13.10. Tax Withholding.

        13.11. Responsibility and Indemnity.
        13.12. Conditions and Approvals.
        13.13. Amendment of the Plan.
        13.14. Termination of the Plan.


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                                ARTICLE I-PURPOSE

1.01.   PURPOSE.

Columbia Sportswear Company's Employee Stock Purchase Plan is intended to provide a method whereby employees of the Company and its subsidiary corporations (hereinafter referred to as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit the operation of the Plan in a manner consistent with the requirements of that section of the Code. In addition, this Plan authorizes the grant of options and issuance of common stock which do not qualify under section 423 of the Code pursuant to sub-plans adopted by the Board of Directors (or Compensation Committee pursuant to delegated authority) designed to achieve desired tax or other objectives in particular locations outside the United States.

                             ARTICLE II-DEFINITIONS

2.01.   COMPENSATION

"Compensation" shall mean regular cash Compensation including salary, cash bonuses, payments in lieu of vacation, sick leave and commissions, but excluding severance pay, relocation bonuses, expense reimbursements, stock options or any other special payments.

2.02.   ELIGIBLE EMPLOYEE

"Eligible Employee" means any employee of the Company or a Subsidiary
Corporation:

        (a) whose customary employment is for twenty (20) or more hours per week and more than five (5) months per year, and

        (b) who is a citizen of a country who's laws do not prohibit corporations of other countries from granting stock options to its citizens.

Notwithstanding, the Board of Directors may revise the definition of Eligible Employee so as to conform to the laws of any non-U.S. jurisdiction.

2.03.   SUBSIDIARY CORPORATION

"Subsidiary Corporation" shall mean any present or future corporation which:

        (a) would be a "subsidiary corporation" of Company, as that term is defined in Section 424(f) of the Code, and

        (b) is a domestic "subsidiary corporation" incorporated under the laws of any state, or

        (c) if not a domestic corporation, is designated as a Subsidiary Corporation by the Board of Directors.


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2.04.  OFFERINGS

        a) "Offerings" shall mean the quarterly offerings of the Company's Common Stock as described in Article IV.

        b) "Offering Commencement Date" shall mean the first day of January, April, July, or October, as the case may be, on which the particular Offering begins, as described in Article IV.

        c) "Offering Termination Date" shall mean December 31, March 31, June 30, or September 30 as the case may be, on which the particular Offering terminates, as described in Article IV.

                    ARTICLE III-ELIGIBILITY AND PARTICIPATION

3.01.   INITIAL ELIGIBILITY.

Any Eligible Employee who has completed ninety (90) days' employment and is employed by the Company on the date his or her participation in the Plan is to become effective may participate in Offerings under the Plan which commence on or after the last day of such ninety (90) day period; provided, however, that the Board of Directors may decrease or increase (up to two years) this minimum requirement for any future Offering.

3.02.   COMMENCEMENT OF PARTICIPATION.

An Eligible Employee may become a participant in an Offering under the Plan by filing with the Company no later than 10 days prior to the Offering Commencement Date, on forms furnished by the Company, a subscription and payroll deduction authorization. Once filed, a subscription and payroll deduction authorization shall remain in effect for subsequent Offerings unless amended or terminated. Payroll deductions for a participant shall commence on the applicable Offering Commencement Date and shall end on the Offering Termination Date of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Article VIII.

3.03.   RESTRICTIONS ON PARTICIPATION.

Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

        (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

        (b) which would allow an employee's right to purchase shares under all stock purchase plans of the Company and its partners and subsidiaries to which Section 423 of the Code applies to accrue at a


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        rate that exceeds $15,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                              ARTICLE IV-OFFERINGS

4.01.   QUARTERLY OFFERINGS.

The Plan will be implemented and operated through quarterly offerings of the Company's Common Stock (the "Offerings"). The initial Offerings in 1999 shall commence on the first day of July and October 1999 and terminate on September 30, and December 31 respectively. Thereafter, Offerings will begin on the 1st day of January, April, July, and October each year and terminate on March 31, June 30, September 30 and December 31, respectively. As used in the Plan, "Offering Commencement Date" means the first day of January, April, July, or October, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the March 31, June 30, September 30 or December 31, as the case may be, on which the particular Offering terminates.

                          ARTICLE V-PAYROLL DEDUCTIONS

5.01.   AMOUNT OF DEDUCTION.

At the time a participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of any whole percentage, from 1% to 15% of his or her Compensation in effect during each pay period subject to the maximum dollar limitations set forth in Section 3.03(b).

5.02.   PARTICIPANT'S ACCOUNT.

All payroll deductions made for a participant shall be credited to his or her account under the Plan.

5.03.   CHANGES IN PAYROLL DEDUCTIONS.

A participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering.

5.04.   LEAVE OF ABSENCE.

If a participant goes on a leave of absence authorized by the Company after the Offering Commencement date for any given offering period, such participant shall have the right to elect:

        (a) to withdraw the balance in his or her account pursuant to Section 7.02, or

        (b) to discontinue contributions to the Plan but remain a participant in the Plan during the present Offering to the extent that he or she had prior payroll deductions credited to his or her account, or


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        (c)    to remain a participant in the Plan during the present Offering if the participant is still receiving Compensation from the Company and has authorized deductions from such Compensation consistent with the provisions of Section 5.01.

                         ARTICLE VI-GRANTING OF OPTIONS

6.01.   NUMBER OF OPTION SHARES.

On the Offering Commencement Date each participant shall be deemed to have been granted an option to purchase, exclusively through payroll deductions described in Article V, a maximum number of shares of the common stock of the Company equal to the lesser of (a) 3,000 shares or (b) a number of shares equal to: (i) that percentage of the employee's Compensation which he has elected to have withheld (but not in any case in excess of 15%) multiplied by (ii) the employee's Compensation during the period of the Offering (iii) divided by the purchase price of the option shares determined as provided in Section 6.02 below.

6.02.   PURCHASE PRICE.

The purchase price of the option shares shall be the lesser of (i) 85% of the fair market value of the shares at the Offering Commencement Date (or, if it is not a business date, on the nearest subsequent business date) or (ii) 85% of the fair market value of the shares at the Offering Termination Date (or, if it is not a business date, on the nearest prior business date). However, the Board of Directors may establish a different purchase price for any subsequent Offering based upon a different formula or fixed amount provided that (1) such changes cannot be made during an Offering to affect that current Offering and (2) in no event can the price go below 85% of fair market value of the shares as calculated in (i) and (ii) above. Fair market value as of any day shall mean the closing price as reported on the Nasdaq stock market or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

                         ARTICLE VII-EXERCISE OF OPTIONS

7.01.   AUTOMATIC EXERCISE.

Unless a participant gives written notice to the Company as hereinafter provided, his or her option for the purchase of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full or fractional shares of common stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01 and Section 3.03). Any excess cash balance remaining in an employee's account after an Offering Termination Date because it was less than the amount required to purchase a full share shall be retained in the employee's account for the next Offering; any excess amount will be repaid to the employee.

7.02.   WITHDRAWAL OF ACCOUNT.

By written notice to the Director of Human Resources of the Company, at any time prior to the tenth day before an Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her account at such time and thereby discontinue participation in that particular Offering.


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7.03.   FRACTIONAL SHARES.

Offerings may be made and exercised in full and fractional shares of stock, unless the Board of Directors determines that fractional shares will not be issued. If the Board of Directors makes such a determination that fractional shares will not be issued under the Plan, any accumulated payroll deductions which would have been used to purchase fractional shares will be used to purchase stock at the end of the next offering period.

                             ARTICLE VIII-WITHDRAWAL

8.01.   IN GENERAL.

As indicated in Section 7.02, a participant may discontinue participation and withdraw payroll deductions credited to his or her account under the Plan at any time prior to the tenth day before an Offering Termination Date applicable to any Offering by giving written notice to the Director of Human Resources of the Company. All of the participant's payroll deductions credited to his or her account will be paid to him promptly, without interest, after receipt of his or her notice of withdrawal, and no further payroll deductions under this plan will be made from his or her pay during such Offering.

8.02.   EFFECT ON SUBSEQUENT PARTICIPATION.

A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.   TERMINATION OF EMPLOYMENT.

Upon termination of the participant's employment, (including retirement and death) any payroll deductions credited to his or her account will be returned as soon as reasonably practicable to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Section 13.01.

8.04.   LEAVE OF ABSENCE.

A participant who goes on a Company authorized leave of absence, and is enrolled in a current Offering shall be entitled to withdraw funds from the Plan pursuant to the provisions of Section 7.02.

                               ARTICLE IX-INTEREST

9.01.   PAYMENT OF INTEREST


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No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except where required by applicable law.

                                 ARTICLE X-STOCK

10.01.  MAXIMUM SHARES.

There are 500,000 shares of the Company's authorized but unissued or reacquired Common Stock reserved for purposes of the Plan. The number of shares reserved for the Plan is subject to adjustment upon changes in capitalization of the Company as provided in Section 13.04. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares allowable under this Section 10.01, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible, without interest.

10.02.  PARTICIPANT'S INTEREST IN OPTION STOCK.

The participant will have no interest in common stock covered by his or her option until such option has been exercised.

10.03.  REGISTRATION OF STOCK.

Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or if the participant so directs by written notice to the Director of Human Resources of the Company at any time prior to the tenth day before an Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by their entireties, to the extent permitted by applicable law.

10.04.  RESTRICTIONS ON EXERCISE.

The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon the Nasdaq stock exchange, and that a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective.

                            ARTICLE XI-ADMINISTRATION

11.01.  ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be conclusive. Notwithstanding the foregoing, the Board of Directors, if it so desires, may delegate to the Compensation Committee of the Board the authority for general administration of the Plan.


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Notwithstanding anything in the Plan to the contrary, with respect to any participant or Eligible Employee who is resident outside of the United States, the Board of Directors (or the Compensation Committee, pursuant to delegated authority) may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Board of Directors (or the Compensation Committee, pursuant to delegated authority) may, where it deems appropriate in its sole discretion, establish one or more sub-plans for these purposes.

                            ARTICLE XII-CUSTODIANSHIP

12.01.  DELIVERY AND CUSTODY OF SHARES

Shares purchased by participants pursuant to the Plan will be delivered to and held in the custody of such investment or financial firm (the "Custodian") as shall be appointed by the Board of Directors. The Custodian may hold in nominee or street name shares purchased pursuant to the Plan, and may commingle shares in its custody pursuant to the Plan in a single account without identification as to individual participant. By appropriate instruction to the Custodian on forms to be provided for that purpose, a participant may from time to time (a) transfer into the participant's own name of all or part of the shares held by the Custodian for the participant's account and delivery of such shares to the participant; (b) transfer of all or part of the shares held for the participant's account by the Custodian to a regular individual brokerage account in the participant's own name, at participant's own expense, if any, either with the firm then acting as Custodian or with another firm, or (c) obtain sale of all or part of the shares held by the Custodian for the participant's account, at participant's own expense, if any, at the market price at the time the order is executed and remittance of the net proceeds of sale to the participant. Upon termination of participation in the plan, the participant may elect to have the shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b), or sold in accordance with (c).

12.02.  RECORDS AND STATEMENTS

The Custodian will maintain the records of the Plan. As soon as practicable after each Offering Termination Date each participant will receive a statement showing the activity of his or her account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Board of Directors shall determine from time to time.

                           ARTICLE XIII-MISCELLANEOUS

13.01.  TRANSFERABILITY.

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed


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of in any way by the participant other than by will or the laws of descent and distribution, and any such attempted assignment, transfer, pledge or other disposition shall be without effect.

13.02.   USE OF FUNDS

No payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions from other general assets.

13.03.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

The number of shares reserved for the Plan is subject to adjustment in the event of any stock dividend, stock split, combination of shares, recapitalization or other similar change in the outstanding Common Stock of the Company. The determination of whether an adjustment shall be made and the manner of any such adjustment shall be made by the Board of Directors of the Company, which determination shall be conclusive.

13.04.  EFFECTIVE DATE.

The Plan shall become effective July 1, 1999 subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before the date that is one year after the effective date of the Plan. If the Plan is not so approved, the Plan shall not become effective.

13.05.  NO EMPLOYMENT RIGHTS.

The Plan does not, directly or indirectly create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

13.06.  GOVERNING LAW.

The laws of the State of Oregon will govern all matters relating to this Plan, except to the extent that such laws are superseded by the laws of the United States.

13.07.  EXPENSE OF THE PLAN.

The Company will pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company will not pay expenses, commissions or taxes incurred in connection with the sale or transfer of shares by the Custodian at the request of a participant.

13.08.  DIVIDENDS AND OTHER DISTRIBUTIONS.

Cash dividends and other cash distribution, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan


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and the participant directs that his or her cash dividends be invested in accordance with such plan. Stock dividends and other distribution in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

13.09.  VOTING AND SHAREHOLDER COMMUNICATIONS.

In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will furnish to each participant a proxy authorizing the participant to vote the shares held by the custodian for his or her account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

13.10.  TAX WITHHOLDING.

Each participant who has purchased shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Company to be required. If the Company determines that additional withholding is required beyond any amount deposited at the time of purchase, the participant shall pay such amount to the Company on demand.

13.11.  RESPONSIBILITY AND INDEMNITY.

Neither the Company, its Board of Directors, the Custodian, any Subsidiary Corporation, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

13.12.  CONDITIONS AND APPROVALS.

The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company's securities may be listed, and approval of such federal and state authorities or agencies as may have jurisdiction over the Plan or the Company.

13.13.  AMENDMENT OF THE PLAN.

The Board of Directors of the Company may from time to time amend the Plan in any and all respects, except that without the approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan, except as described in Section 13.04 or decrease the purchase price of shares offered pursuant to the Plan.

13.14.  TERMINATION OF THE PLAN.

The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that the Board of Directors in its sole discretion may at any time terminate the Plan without any obligation on account of such termination, except as hereinafter in this paragraph provided. Upon termination of the Plan, the cash and shares, if any, held in the account of each participant shall forthwith


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be distributed to the participant or to the participant's order, provided that if prior to the termination of the Plan, the Board of Directors and shareholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and shares, if any, held for his or her account.

Executed this ______ day of ______________, 1999.

        COMPANY

By: ______________________________________________

Title: ___________________________________________


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